Exhibit 99.1

CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
Liberty Tax, Inc.	Liberty Tax, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Announces Fiscal 2017 Second Quarter Results

Virginia Beach, Va. (December 8, 2016) – Liberty Tax, Inc. (NASDAQ:TAX) (the "Company"), the parent company of Liberty Tax Service, today reported results for the second quarter ended October 31, 2016.

The Company typically reports a loss in the first and second quarters when revenues are low and costs are ramping up to drive growth in the following tax season. In the second quarter of fiscal 2017, the Company reported a GAAP net loss of $9.3 million, or $0.72 per share, compared to a loss of $9.1 million, or $0.71 per share in the prior year period. Non-GAAP net loss was also $0.72 per share compared to a net loss of $0.71 per share in the prior year period.

($ in millions except per share data)		GAAP			Non - GAAP*
	Q2 2017	Q2 2016	Change	Q2 2017	Q2 2016	Change
Revenue	$7.2	$7.9	-8.1%	$7.2	$7.9	-8.1%
Operating expenses	22.0	21.9	0.3%	21.8	21.9	-0.5%
Loss before taxes	(15.5)	(14.5)	6.7%	(15.3)	(14.5)	5.5%
Net Loss	(9.3)	(9.1)	3.0%	(9.2)	(9.1)	1.8%
Basic and Diluted EPS	(0.72)	(0.71)	1.4%	(0.72)	(0.71)	1.4%
*See reconciliation of non-GAAP to GAAP measures in Table E

"Our preparations for the upcoming season are almost complete," said John Hewitt, CEO.  "We have the right product offerings in place for our customers and our franchisees.  We are managing our expenses, and our Company-store team is prepared to deliver a strong season."

Income Statement
•	Seasonally low revenue for the three months ended October 31, 2016 declined 8.1% to $7.2 million. Fewer new territory sales and transfers among franchisees drove most of the decline.
•	Operating expenses were flat, higher company store costs were offset by expense savings in other areas.
•	GAAP net loss per share of $0.72 was $0.01 greater than the prior year period.

Balance Sheet
The Company had a cash balance of $3.7 million at October 31, 2016. The Company has drawn $66.6 million on its revolving credit facility as of October 31, 2016 compared to $57.3 million at October 31, 2015.  The Company typically draws on this facility through the beginning of each tax season to provide for cash used in operations and for operating loans to franchisees.  The increase in the usage of our credit facility is primarily due to entering the year with a lower cash balance.

Operational Comments
The Company expects office count to decline this season.  There are several factors contributing to this decline, including the previously announced decision not to extend our relationship with Walmart this year.  In addition, we have actively pruned back certain underperforming franchise locations as the Company focuses more on developing larger franchisee and Company-owned offices.  Lastly, on a year to date basis through November, the number of territories sold has declined from 142 last year to 50 this year.

During the offseason, we acquired many attractive, mature locations from exiting franchisees which will be operated as Company-owned offices this year.  As a result, our average Company-owned store will be larger than the Company-owned locations last year, many of which were first year stores. This shift in store population will drive higher tax preparation fees this year.

Dividend
On December 6, 2016, the Board of Directors approved a quarterly dividend to shareholders of $0.16 per share. The dividend will be paid on January 23, 2017 to holders of record of common stock and common stock equivalents on the close of business on January 12, 2017.

Conference Call
At 8:30 a.m. Eastern time on December 8, 2016, the Company will host a conference call for analysts, institutional investors and stockholders.  To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:

U.S.	855-611-0856
International	518-444-5569
Conference ID Code:	10692202

The call will also be webcast in a listen-only format.  The link to the webcast can be accessed on the Company's investor relations website at www.libertytax.com, under the "About" tab.

A telephonic replay of the call will be available beginning shortly after the call continuing until Thursday, December 15, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 10692202.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc. (NASDAQ: TAX) is the parent company of Liberty Tax Service. Liberty Tax is one of the fastest-growing tax preparation franchises. Last year, Liberty Tax prepared over two million individual income tax returns in more than 4,400 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 22,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles, please see the section of the accompanying Tables E & F titled "Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures."

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the effect of health care reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company's ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; costs associated with compliance efforts; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company's annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands

	October 31,	April 30,	October 31,
	2016	2016	2015
Current assets:	(Unaudited)		(Unaudited)
Cash and cash equivalents	$3,739	$9,906	$3,963
Current receivables, net	78,550	71,722	71,439
Assets held for sale	18,083	9,886	9,658
Income taxes receivable	15,936	-	17,473
Deferred income tax asset	3,192	3,496	3,727
Other current assets	3,196	5,838	2,384
Total current assets	122,696	100,848	108,644

Property, equipment, and software, net	41,487	40,957	39,695
Notes receivable, non-current, net	24,758	23,504	23,199
Goodwill	4,124	4,228	3,157
Other intangible assets, net	16,966	16,270	14,002
Other assets	3,274	7,416	3,480
Total assets	$213,305	$193,223	$192,177

Current liabilities:
Current installments of long-term obligations	$3,663	$5,947	$4,922
Accounts payable and accrued expenses	8,505	11,664	9,166
Due to ADs	9,210	24,977	8,138
Income taxes payable	-	3,581	-
Deferred revenue - current	4,455	4,682	6,265
Total current liabilities	25,833	50,851	28,491

Long-term obligations, excluding current installments, net of debt issuance costs of $80, $108 and $136, respectively	17,068	17,493	17,985
Revolving credit facility	66,635	-	57,301
Deferred revenue - non-current	5,905	7,056	7,655
Deferred income tax liability	9,107	6,322	4,747
Total liabilities	124,548	81,722	116,179

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-	-
Class A common stock, $0.01 par value per share	127	120	119
Class B common stock, $0.01 par value per share	2	9	9
Exchangeable shares, $0.01 par value per share	10	10	10
Additional paid-in capital	7,781	7,153	4,115
Accumulated other comprehensive loss, net of taxes	(1,850)	(1,698)	(1,572)
Retained earnings	82,687	105,907	73,317
Total stockholders' equity	88,757	111,501	75,998
Total liabilities and stockholders' equity	$213,305	$193,223	$192,177

Note: Effective May 1, 2016, we adopted Accounting Standards Update ("ASU") 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, on a retrospective basis. Accordingly, debt issuance costs associated with our long term debt are now included in the long term obligations line in the consolidated balance sheets. And, amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Table B
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended October 31,
	2016	2015	$ change	% change
Revenues:
Franchise fees	$364	$906	$(542)	-59.8%
AD fees	1,147	1,524	(377)	-24.7%
Royalties and advertising fees	1,329	1,273	56	4.4%
Financial products	247	207	40	19.3%
Interest income	2,596	2,309	287	12.4%
Tax preparation fees, net of discounts	863	339	524	154.6%
Other revenue	688	1,313	(625)	-47.6%
Total revenues	7,234	7,871	(637)	-8.1%

Operating expenses:
Employee compensation and benefits	8,914	8,183	731	8.9%
Selling, general, and administrative expenses	9,207	8,752	455	5.2%
AD expense	561	656	(95)	-14.5%
Advertising expense	1,496	2,490	(994)	-39.9%
Depreciation, amortization, and impairment charges	1,815	1,838	(23)	-1.3%
Total operating expenses	21,993	21,919	74	0.3%
Loss from operations	(14,759)	(14,048)	(711)	5.1%

Other income (expense):
Foreign currency transaction loss	(17)	-	(17)	n/a
Interest expense	(732)	(486)	(246)	50.6%
Loss before income taxes	(15,508)	(14,534)	(974)	6.7%
Income tax benefit	(6,166)	(5,464)	(702)	12.8%
Net loss	$(9,342)	$(9,070)	$(272)	3.0%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$(0.72)	$(0.71)	$(0.01)	1.4%

Weighted-average shares outstanding basic and diluted	12,901,955	12,775,565	126,390	1.0%

Table C
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Six months ended October 31,
	2016	2015	$ change	% change
Revenues:
Franchise fees	$604	$1,514	$(910)	-60.1%
AD fees	2,117	3,128	(1,011)	-32.3%
Royalties and advertising fees	2,784	3,018	(234)	-7.8%
Financial products	783	515	268	52.0%
Interest income	5,254	4,315	939	21.8%
Tax preparation fees, net of discounts	1,920	962	958	99.6%
Other revenue	921	1,942	(1,021)	-52.6%
Total revenues	14,383	15,394	(1,011)	-6.6%

Operating expenses:
Employee compensation and benefits	18,596	16,816	1,780	10.6%
Selling, general, and administrative expenses	17,486	16,512	974	5.9%
AD expense	1,021	1,381	(360)	-26.1%
Advertising expense	3,414	5,100	(1,686)	-33.1%
Depreciation, amortization, and impairment charges	3,827	3,507	320	9.1%
Total operating expenses	44,344	43,316	1,028	2.4%
Loss from operations	(29,961)	(27,922)	(2,039)	7.3%

Other income (expense):
Foreign currency transaction loss	(25)	(25)	-	0.0%
Gain on sale of available-for-sale securities	50	-	50	n/a
Interest expense	(1,076)	(887)	(189)	21.3%
Loss before income taxes	(31,012)	(28,834)	(2,178)	7.6%
Income tax benefit	(12,240)	(11,228)	(1,012)	9.0%
Net loss	$(18,772)	$(17,606)	$(1,166)	6.6%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$(1.46)	$(1.38)	$(0.08)	5.8%

Weighted-average shares outstanding basic and diluted	12,898,347	12,793,593	104,754	0.8%

Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands

	Six months ended October 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(18,772)	$(17,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	3,287	3,396
Depreciation, amortization, and impairment charges	3,827	3,507
Stock-based compensation expense	1,061	866
Gain on sale of available-for-sale securities	(50)	-
Loss (Gain) on bargain purchases and sales of Company-owned offices	59	(388)
Deferred tax expense	2,635	5,578
Changes in accrued income taxes	(19,858)	(19,620)
Changes in other assets and liabilities	(11,198)	(13,052)
Net cash used in operating activities	(39,009)	(37,319)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(23,865)	(26,326)
Payments received on operating loans to franchisees	1,766	1,316
Purchases of AD rights and Company-owned offices	(5,672)	(1,341)
Proceeds from sale of Company-owned offices and AD rights	983	2,569
Proceeds from sale of available-for-sale securities	5,049	-
Purchase of property, equipment, and software	(3,092)	(5,464)
Net cash used in investing activities	(24,831)	(29,246)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	344
Repurchase of common stock	(39)	(1,711)
Dividends paid	(4,448)	(4,415)
Repayment of amounts due to former ADs and franchisees	(1,158)	(2,318)
Repayment of long-term obligations	(3,169)	(308)
Borrowings under revolving credit facility	66,809	57,668
Repayments under revolving credit facility	(174)	(367)
Tax benefit of stock option exercises	60	532
Net cash provided by financing activities	57,881	49,425

Effect of exchange rate changes on cash, net	(208)	(284)
Net decrease in cash and cash equivalents	(6,167)	(17,424)
Cash and cash equivalents at beginning of period	9,906	21,387
Cash and cash equivalents at end of period	$3,739	$3,963

Table E
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP); however, we believe that earnings before interest, taxes, depreciation, amortization and impairment ("EBITDA") and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of EBITDA to GAAP Net loss.

					Three Months Ended October 31,
					2016	2015
					(in thousands)
Net loss - as reported					$(9,342)	$(9,070)
Add back:
Interest expense					732	486
Income tax benefit					(6,166)	(5,464)
Depreciation, amortization, and impairment charges					1,815	1,838
Total Adjustments					(3,619)	(3,140)
EBITDA					$(12,961)	$(12,210)

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding.

For the three months ended October 31, 2016
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$7,234	$21,993	$(14,759)	$(12,961)	$(15,508)	$(9,342)	$(0.72)

Adjustments: (1)
Compliance Task Force and related costs	-	(174)	174	174	174	105	0.01
Total Adjustments	-	(174)	174	174	174	105	0.01
Non-GAAP	$7,234	$21,819	$(14,585)	$(12,787)	$(15,334)	$(9,237)	$(0.72)

For the three months ended October 31, 2015
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$7,871	$21,919	$(14,048)	$(12,210)	$(14,534)	$(9,070)	$(0.71)

Adjustments: (1)
No adjustments for this period	-	-	-	-	-	-	-
Total Adjustments	-	-	-	-	-	-	-
Non-GAAP	$7,871	$21,919	$(14,048)	$(12,210)	$(14,534)	$(9,070)	$(0.71)

(1) The net loss impact of the adjustments is calculated using the effective tax rate for the period.

Table F
Liberty Tax, Inc.
Reconciliation of Non-GAAP Financial Information to the Most Directly Comparable GAAP Financial Measures
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP); however, we believe that earnings before interest, taxes, depreciation, amortization and impairment ("EBITDA") and non-GAAP results should be evaluated, in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP. We consider our non-GAAP financial results to be a useful metric for management and investors to evaluate and compare current year results with prior periods. Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies. In addition, when evaluating non-GAAP results, we exclude certain items that are not considered to be part of future operating results.

The following is a reconciliation of EBITDA to GAAP Net Loss.

					Six Months Ended October 31,
					2016	2015
					(in thousands)
Net loss - as reported					$(18,772)	$(17,606)
Add back:
Interest expense					1,076	887
Income tax benefit					(12,240)	(11,228)
Depreciation, amortization, and impairment charges					3,827	3,507
Total Adjustments					(7,337)	(6,834)
EBITDA					$(26,109)	$(24,440)

The following is a reconciliation of our non-GAAP financial measures to the most comparable GAAP financial measures.
Amounts may not add or recalculate due to rounding.

For the six months ended October 31, 2016
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$14,383	$44,344	$(29,961)	$(26,109)	$(31,012)	$(18,772)	$(1.46)

Adjustments: (1)
Executive severance, including stock-based compensation	-	(877)	877	877	877	531	0.04
Compliance Task Force and related costs	-	(814)	814	814	814	492	0.04
Gain on available-for-sale securities	-	-	-	(50)	(50)	(30)	-
Total Adjustments	-	(1,691)	1,691	1,641	1,641	993	0.08
Non-GAAP	$14,383	$42,653	$(28,270)	$(24,468)	$(29,371)	$(17,779)	$(1.38)

For the six months ended October 31, 2015
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$15,394	$43,316	$(27,922)	$(24,440)	$(28,834)	$(17,606)	$(1.38)

Adjustments: (1)
Executive severance, including stock-based compensation	-	(413)	413	413	413	252	0.02
Total Adjustments	-	(413)	413	413	413	252	0.02
Non-GAAP	$15,394	$42,903	$(27,509)	$(24,027)	$(28,421)	$(17,354)	$(1.36)

(1) The net loss impact of the adjustments is calculated using the effective tax rate for the period.

About Non-GAAP Financial Information
The Company believes that EBITDA and non-GAAP net income (loss) should be evaluated, in addition to, and not as an alternative for, net income (loss) as determined in accordance with GAAP.  Both metrics are used by management when evaluating the performance of the Company.  Because not all companies use the same calculations, our definition of EBITDA may not be comparable to similarly titled figures from other companies.  In addition, when evaluating non-GAAP financial information, we exclude certain items that are not considered to be part of future operating performance and which management excludes when evaluating the performance of the Company.  Descriptions of the items which are excluded are as follows:

Executive severance, including stock-based compensation:  We exclude from our non-GAAP financial measures cash and non-cash stock-based compensation and perquisites associated with the separation of employment with executives of the Company.

Compliance Task Force and related costs:  We exclude from our non-GAAP financial measures third-party expenses we incur related to our Compliance Task Force, which we established in fiscal 2016 to examine and prevent non-compliance, fraud and other misconduct among our franchisees and employees.  These expenses include professional and legal fees.

Gain on available-for-sale securities:  We exclude from our non-GAAP financial measures gains and losses we record when we sell equity securities and other investments.